EXHIBIT 5

September 4, 2020

Lantronix, Inc.

7535 Irvine Center Drive, Suite 100

Irvine, CA 92618

Attention: Board of Directors

Re:       Registration of Securities of Lantronix, Inc.

Ladies and Gentlemen:

In connection with the registration of up to 495,000 shares of Common Stock of Lantronix, Inc., a Delaware corporation (the “Company”), par value $0.0001 per share (the “Shares”), under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-8 (the “Registration Statement”), filed with the Securities and Exchange Commission on or about the date hereof, such Shares to be issued or delivered pursuant to inducement options and restricted stock unit awards granted to David Goren, Jonathan Shipman and Roger Holliday (collectively, the “Inducement Awards”), you have requested my opinion set forth below.

In my capacity as counsel, I have examined originals or copies of those corporate and other records of the Company I considered appropriate.

On the basis of such examination and our consideration of those questions of law I considered relevant, and subject to the limitations and qualifications in this opinion, I am of the opinion that the Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued in accordance with such authorization and the provisions of the agreements evidencing the Inducement Awards, and upon payment for and delivery of the Shares as contemplated in accordance with the agreements evidencing the Inducement Awards and either (a) the countersigning of the certificate or certificates representing the Shares by a duly authorized signatory of the registrar for the Company’s Common Stock, or (b) the book-entry of the Shares by the transfer agent for the Company’s Common Stock in the name of The Depository Trust Company or its nominee, the Shares will be validly issued, fully paid and non-assessable.

I consent to your filing this opinion as an exhibit to the Registration Statement.

Respectfully submitted,

/s/ David Goren

David Goren
Vice President, Human Resources, Legal & Business Affairs